Exhibit 10.10
No. 1650-0067
PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
between
LEBANON MUTUAL INSURANCE COMPANY
and
MUNICH REINSURANCE AMERICA, INC.

No. 1650-0067
TABLE OF CONTENTS

ARTICLE		PAGE

I	BUSINESS COVERED	1

II	EXHIBITS COVERED	1

III	COMMENCEMENT AND TERMINATION	2

IV	TERRITORY	2

V	EXCLUSIONS	2

VI	DEFINITIONS	4

VII	ULTIMATE NET LOSS	6

VIII	NET RETAINED LINES	6

IX	LOSS NOTICES AND SETTLEMENTS	7

X	SALVAGE AND SUBROGATION	7

XI	OFFSET	7

XII	ERRORS AND OMISSIONS	8

XIII	ACCESS TO RECORDS	8

XIV	TAXES	8

XV	CURRENCY	8

XVI	INSOLVENCY	8

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ARTICLE		PAGE

XVII	ARBITRATION	9

XVIII	FEDERAL TERRORISM EXCESS RECOVERY	10

No. 1650-0067
PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
THIS AGREEMENT made and entered into by and between LEBANON MUTUAL INSURANCE COMPANY, Cleona, Pennsylvania (hereinafter referred to as the “Company”) and the MUNICH REINSURANCE AMERICA, INC., a Delaware Corporation with Administrative Offices in Princeton, New Jersey (hereinafter referred to as the “Reinsurer”).
WITNESSETH:
The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.
ARTICLE I
BUSINESS COVERED
A. By this Agreement the Reinsurer agrees to indemnify the Company in respect of the ultimate net loss which may accrue to the Company as a result of losses occurring during the term of this Agreement under policies in force at the inception of this Agreement or hereafter issued or renewed and classified by the Company as Property, with respect to the following lines of business: Fire, Allied Lines, Inland Marine, Personal and Commercial Automobile Physical Damage, Garagekeepers Insurance, Farmowners Multiple Peril (Section I only), Homeowners Multiple Peril (Section 1 only) and Commercial Multiple Peril (Section 1 only).
B. This Agreement is solely between the Company and the Reinsurer, and performance of the obligations of each party hereto shall only be rendered to the other party. However, if the Company becomes insolvent, the Reinsurer’s liability shall be modified to the extent set forth in the INSOLVENCY Article. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.
ARTICLE II
EXHIBITS COVERED
The Company will reinsure with the Reinsurer and the Reinsurer shall accept reinsurance from the Company as set forth in Exhibits A, B and C which are attached hereto and made a part of this Agreement, such Exhibits being entitled for purposes of identification as follows:
EXHIBIT A — FIRST PROPERTY CATASTROPHE EXCESS OF LOSS
EXHIBIT B — SECOND PROPERTY CATASTROPHE EXCESS OF LOSS
EXHIBIT C — THIRD PROPERTY CATASTROPHE EXCESS OF LOSS

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ARTICLE III
COMMENCEMENT AND TERMINATION
A. This Agreement shall become effective at 12:01 a.m. Standard Time, January 1, 2008 and shall continue in force until 12:01 a.m., Standard Time, January 1, 2009.
B. In the event that this Agreement expires while a loss occurrence covered hereunder is in progress, the Reinsurer shall be liable for its share of the entire loss resulting from the loss occurrence, subject to the other terms and conditions of this Agreement.
ARTICLE IV
TERRITORY
This Agreement applies to risks located in the United States of America and its territories and possessions, except that with respect to Inland Marine and Multiple Peril policies covered hereunder, the territorial limits of this Agreement shall be those of the original policies when such policies are written to cover risks primarily located in the United States of America and its territories and possessions.
ARTICLE V
EXCLUSIONS
No reinsurance indemnity will be afforded under this Agreement for:
1. All reinsurance assumed.
2. Excess of loss business.
3. Business derived from any Pools, Associations or Syndicates as per the “Pools, Associations or Syndicates Exclusion Clause” attached hereto.
4. All loss, cost or expense directly or indirectly arising out of, resulting as a consequence of or related to War. “War”, as utilized herein, shall mean war whether or not declared, civil war, martial law, insurrection, revolution, invasion, bombardment or any use of military force, usurped power or confiscation, nationalization or damage of property by any government, military or other authority.
This exclusion shall apply whether or not there is another cause of loss which may have contributed concurrently or in any sequence to a loss.
5. Nuclear risk, as per the “Nuclear Incident Exclusion — Physical Damage -Reinsurance Clause (U.S.A.)” attached hereto.

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6. Accident and health, aviation, casualty, boiler and machinery, ocean marine, fidelity, surety, and any other lines or classes not specifically covered hereunder.
7. Financial guarantees, insolvency and credit business, or bankers blanket bond.
8. Flood when written as such.
9. Earthquake when written as such.
10. Mortgage impairment insurance and similar kinds of insurance, however styled, providing coverage to an insured as respects its mortgagee interest in property or its owner interest in foreclosed property.
11. Difference in conditions insurance.
12. Insurance on growing, standing or drying crops, and timber.
13. Inland marine policies covering railroad rolling stock, animal mortality, jewelers and furriers block, and manufacturers’ output.
14. Products integrity or products tampering.
15. Underground mining.
16. Oil or gas drilling production rigs.
17. Space and space-related risks.
18. Contingency risks of any kind (e.g. share price, unemployment, computer crime, contract frustration, legacy, confiscation or expropriation, recourse indemnity, extended warranties, kidnap and ransom, residual value, equipment value, appraisal value, asset value or similar covers).
19. Seepage and/or pollution and/or contamination and/or debris removal per ISO or AAIS pollution exclusion attached to the Company’s policies.
20. Insolvency or guaranty funds, as per the “Insolvency Funds Exclusion Clause” attached hereto.
21. Transmission and Distribution lines.
22. All loss, cost or expense arising out of or related to, either directly or indirectly, any “NBCR Terrorist Activity” as defined herein, and any action taken to hinder, defend against or respond to any such activity. This exclusion applies regardless of any other cause or event that in any way contributes concurrently or in any sequence to such loss, cost or expense.

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1■NBCR Terrorist Activity” shall mean any deliberate, unlawful act that:
a.	includes, involves or is associated with, in whole or in part, the use or threatened use of, or release or threatened release of, any nuclear, biological, chemical or radioactive agent, material, device or weapon except where the Company can demonstrate to the Reinsurer that such activities or threats thereof were motivated solely by personal objectives of the perpetrator that are unrelated, in whole or in part, to any intention to
(1) promote, further or express opposition to any political, ideological, philosophical, racial, ethnic, social or religious cause or objective; or
(2) influence, disrupt or interfere with any government related operations, activities or policies; or
(3) intimidate, coerce or frighten the general public or any segment of the general public; or
(4) disrupt or interfere with a national economy or any segment of a national economy; or
b.	includes, involves or is associated with, in whole or in part, the use or threatened use of, or release or threatened release of, any nuclear, biological, chemical or radioactive agent, material, device or weapon that is declared by any authorized governmental official to be or to involve terrorism, terrorist activity or acts of terrorism.
23. With respect to the Company’s commercial lines policies reinsured hereunder, this Agreement shall exclude “Insured Losses”, as defined within and covered by the provisions of the Terrorism Risk Insurance Act of 2005 and any subsequent amendment thereof or any regulations promulgated thereunder. This exclusion applies regardless of any other cause or event that in any way contributes concurrently or in any sequence to such loss, cost or expense.
24. The Company’s liability, including all loss, cost or expense, beyond circumscribed policy provisions, including but not limited to, punitive, exemplary, consequential or compensatory damages, resulting from a claim of an insured or an insured’s assignee against the Company, its agent or employees.
25. Insurance or reinsurance loss portfolio transfers of any kind.
ARTICLE VI
DEFINITIONS
A. The term “policies” shall mean the Company’s policies, binders and contracts providing

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insurance on the lines of business covered under this Agreement.
B. The term “loss occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “loss occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “loss occurrence” shall be further defined as follows:
1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.
2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured’s premises by strikers, provided such occupation commenced during the aforesaid period.
3. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this section B) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive yours may be included in the Company’s “loss occurrence.”
4. As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company’s “loss occurrence.”
For all “loss occurrences,” the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for those “loss occurrences” referred to in sub-paragraphs 1 and 2 above, where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

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No individual losses occasioned by an event that would be covered by 72 hour clauses may be included in any “loss occurrence” claimed under the 168 hours provision.
C. The term “loss adjustment expense” shall mean the Company’s expenses allocable to losses under this Agreement, including court costs and allocated investigation, adjustment, (including independent adjusters expense), and legal expenses. “Loss adjustment expenses” shall not include office expenses and salaries of officials or employees of the Company (other than salary charges and travel expenses of the Company’s staff adjusters, fieldmen or other employees while actually engaged in the settlement of losses under this Agreement) or the Third Party Administrator acting on behalf of the Company in the investigation, management and settlement of claims with respect to the business covered hereunder.
ARTICLE VII
ULTIMATE NET LOSS
A. The term “ultimate net loss” as used herein shall be understood to mean the sum or sums actually paid by the Company in settlement of losses under policies covered hereunder, including loss adjustment expenses, as defined in the DEFINITIONS Article. However, in the event of the insolvency of the Company, “ultimate net loss” shall mean the amount of loss and expense which the Company has incurred or for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of the INSOLVENCY Article of this Agreement.
B. All salvages, recoveries (including amounts recovered under reinsurances, whether specific or general, which inure to the benefit of this Agreement) and payments recovered or received subsequent to loss settlement under this Agreement shall be applied as if recovered or received prior to said settlement, and all necessary adjustments shall be made by the parties hereto. Nothing, however, in this article shall be construed to mean that losses are not recoverable hereunder until the Company’s ultimate net loss has been ascertained.
ARTICLE VIII
NET RETAINED LINES
A. This Agreement applies only to that portion of any insurance which the Company retains for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurance which the Company retains net for its own account shall be included.
B. The amount of the Reinsurer’s liability in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether

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specific or general, any amount which may have become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise.
ARTICLE IX
LOSS NOTICES AND SETTLEMENT
A. The Company shall advise the Reinsurer of all loss occurrences which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments which, in the opinion of the Company, may materially affect the position of the Reinsurer.
B. All loss settlements made by the Company, or by the Third Party Administrator on behalf of the Company, provided they are within the terms of the Agreement, shall be unconditionally binding upon the Reinsurer, who agrees to pay all amounts for which it may be liable immediately upon being furnished by the Company with reasonable evidence of the amount due or to be due.
ARTICLE X
SALVAGE AND SUBROGATION
A. The Reinsurer shall be subrogated, as respects any loss for which the Reinsurer shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to the Reinsurer, to all the rights of the Company against any person or other entity who may be legally responsible in damages for said loss. The Company hereby agrees to enforce such rights, but in case the Company shall refuse or neglect to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or its policyholders, or otherwise to enforce such rights.
B. Any recoveries, salvages or reimbursements applying to risks covered under this Agreement shall always be used to reimburse the excess carriers (from the last to the first, beginning with the carrier of the last excess), according to their participation, before being used in any way to reimburse the Company for its primary loss.
ARTICLE XI
OFFSET
The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, loss adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other Agreement heretofore or hereafter entered into between the Company and the Reinsurer.

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ARTICLE XII
ERRORS AND OMISSIONS
Inadvertent delays, errors or omissions made by the Company in connection with this Agreement shall not relieve either party from liability that would have attached had such delay, error or omission not occurred, provided that upon discovery by the Company, the Reinsurer is promptly notified and immediate corrective action is taken by the Company.
ARTICLE XIII
ACCESS TO RECORDS
The Reinsurer shall have the right to inspect at any reasonable time, through its designated representatives, all records of the Company that pertain in any way to this Agreement.
ARTICLE XIV
TAXES
The Company shall pay all taxes on premiums ceded under this Agreement. If the Reinsurer is obligated to pay any taxes on such premiums, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay the same tax twice.
ARTICLE XV
CURRENCY
Wherever the word “Dollars” or the “$” sign appears in this Agreement, they shall be construed to mean United States dollars.
ARTICLE XVI
INSOLVENCY
In the event of the insolvency of the Company and the appointment of a conservator, liquidator or statutory successor, the reinsurance provided by this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured. Subject to the right of offset and the verification of coverage, the Reinsurer shall pay its share of the loss without diminution because of the insolvency of the Company. The liquidator, receiver or statutory successor of the Company shall give written notice of the pendency of each claim against the Company on a policy or bond reinsured within a reasonable time after such claim is

No. 1650-0067
filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company, its liquidator or receiver or statutory successor. Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against the Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer. The reinsurance shall be payable as set forth above except where this Agreement specifically provides for the payment of reinsurance proceeds to another party in the event of the insolvency of the Company.
ARTICLE XVII
ARBITRATION
A. Disputes between the parties that cannot be resolved by compromise, including any controversy as to the validity of this Agreement, shall be submitted to arbitration.
B. The board of arbitration shall consist of three arbitrators. One shall be appointed by each of the two parties, and these arbitrators shall choose the third arbitrator. If the two arbitrators cannot agree on the third arbitrator within 30 days after their appointment, each shall then nominate three, of whom the other shall decline two, and the decision shall be made between the two remaining candidates by drawing lots. If either party fails to choose an arbitrator within 30 days after a written request by the other party to do so, the latter shall choose both arbitrators, who shall then choose the third arbitrator.
C. The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies. The arbitrators shall be relieved from all judicial formalities and shall make their decision according to the rules of law and the custom and usage of the insurance and reinsurance business only. The decision of the board shall be in writing and shall be based upon a hearing in which oral or written testimony may be introduced without following strict rules of evidence, but in which cross examination and rebuttal shall be allowed. The board may request written briefs of the parties as required. The arbitration proceedings shall be held at the times and places agreed upon by the arbitrators.
D. The majority decision of the board shall be final and binding upon the parties to the proceedings and not subject to appeal.
E. Each party shall bear the expense of its own arbitrator and witnesses and shall jointly and equally share with the other party the expense of the third arbitrator and of the proceedings.

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ARTICLE XVIII
FEDERAL TERRORISM EXCESS RECOVERY
As respects the Insured Losses of the Company for each Program Year, it is hereby agreed that to the extent the Company’s total reinsurance recoverables for Insured Losses, whether collected or not, combined with the financial assistance available to the Company under the Act exceeds the aggregate amount of Insured Losses paid by the Company, less any other recoveries or reimbursements, (the “Excess Recovery”), a share of the Excess Recovery shall be paid to the Reinsurer. The payment of the Reinsurer’s share of such excess amounts shall be deemed to be an amount equal to the proportion that the Reinsurer’s payment of Insured Losses under this Agreement bears to the Company’s total collected reinsurance recoverables for Insured Losses.
The parties agree that the method set forth herein for determining an Excess Recovery is intended to be consistent with the United States Treasury Department’s construction and application of Section 103 (g)(2) of the Act and, to the extent it is inconsistent, it shall be amended to conform with such construction and application.
“Act” as utilized herein shall mean the Terrorism Risk Insurance Act of 2002 and any subsequent amendment thereof or any regulations promulgated there under. “Insured Losses” and “Program Year” as utilized herein shall follow the definitions as provided in the Act.
IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement this 17th day of January, 2008;
LEBANON MUTUAL INSURANCE COMPANY,
Rollin Rissinger
And in Princeton, New Jersey, this 8th day of January, 2008.

MUNICH REINSURANCE AMERICA, INC.

Vice President
DATED: January 7, 2008

No. 1650-0067
EXHIBIT A
LEBANON MUTUAL INSURANCE COMPANY
FIRST PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
Section 1
LIMIT AND RETENTION
A. The Company shall retain the first $600,000 of ultimate net loss, each loss occurrence. The Reinsurer shall indemnify the Company for 95% of the amount by which the ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $1,805,000 (being 95% of $1,900,000) ultimate net loss, each loss occurrence.
B. It is warranted that the Company shall retain net and unreinsured in any way, the remaining 5% of excess ultimate net loss, each loss occurrence.
Section 2
PREMIUM
A. The premium for this Agreement shall be calculated at a rate of 2.27% of the Gross Net Written Premium income accounted for by the Company during the term of this Agreement on all business the subject matter of this Agreement, subject to a minimum premium of $131,000.
B. An annual deposit premium of $145,000 shall be paid to the Reinsurer by the Company in equal quarterly installments of $36,250 payable on January 1, April 1, July 1 and October 1, 2008.
C. Within 60 days after December 31, 2008, the Company shall render to the Reinsurer a statement of adjusted premium due hereon, calculated as provided in paragraph A. above, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.
D. The term “Gross Net Written Premium Income” shall mean the Company’s gross written premiums less return premiums and less premiums paid for reinsurance, if any, which inures to the benefit of the Reinsurer under this Agreement.
E. 90% of the Company’s premiums under indivisible Farmowners Multiple Peril policies, 70% for Businessowners policies and 90% of the Company’s premiums under Homeowners Multiple Peril policies shall be allocated to the perils covered under this Agreement.

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Section 3
REINSTATEMENT
A.	In the event of the whole or any portion of the liability under this Agreement being exhausted by loss, the amount so exhausted shall be automatically reinstated from the time of the occurrence of the loss.

B.	For each amount so reinstated, the Company agrees to pay an additional premium calculated at pro rata of the premium paid hereunder as respects the fraction of the limit reinstated and 100% of the annual premium regardless of the unexpired term of this Agreement. Nevertheless, the Reinsurer’s liability hereunder shall never exceed $1,805,000 (being 95% of $1,900,000) with respect to each loss occurrence, nor $3,610,000 (being 95% of $3,800,000) with respect to all loss occurrences during the term of this Agreement.

C.	If, at the time of a loss claim hereunder, the adjusted premium is unknown, the calculation for reinstatement premium shall be based upon the deposit premium, subject to adjustment when the adjusted premium is established in accordance with paragraph C. of Section 2 — Premium hereinabove.
DATED: January 7, 2008
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EXHIBIT B
LEBANON MUTUAL INSURANCE COMPANY
SECOND PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
Section 1
LIMIT AND RETENTION
A. The Company shall retain the first $2,500,000 of ultimate net loss, each loss occurrence. The Reinsurer shall indemnify the Company for 95% of the amount by which the ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $2,375,000 (being 95% of $2,500,000) ultimate net loss, each loss occurrence.
B. It is warranted that the Company shall retain net and unreinsured in any way, the remaining 5% of excess ultimate net loss, each loss occurrence.
Section 2
PREMIUM
A. The premium for this Agreement shall be calculated at a rate of 1.90% of the Gross Net Written Premium income accounted for by the Company during the term of this Agreement on all business the subject matter of this Agreement, subject to a minimum premium of $109,000.
B. An annual deposit premium of $121,000 shall be paid to the Reinsurer by the Company in equal quarterly installments of $30,250 payable on January 1, April 1, July 1 and October 1, 2008.
C. Within 60 days after December 31, 2008, the Company shall render to the Reinsurer a statement of adjusted premium due hereon, calculated as provided in paragraph A. above, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.
D. The term “Gross Net Written Premium Income” shall mean the Company’s gross written premiums less return premiums and less premiums paid for reinsurance, if any, which inures to the benefit of the Reinsurer under this Agreement.
E. 90% of the Company’s premiums under indivisible Farmowners Multiple Peril policies, 70% for Businessowners policies and 90% of the Company’s premiums under Homeowners Multiple Peril policies shall be allocated to the perils covered under this Agreement.

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Section 3
REINSTATEMENT
A. In the event of the whole or any portion of the liability under this Agreement being exhausted by loss, the amount so exhausted shall be automatically reinstated from the time of the occurrence of the loss.
B. For each amount so reinstated, the Company agrees to pay an additional premium calculated at pro rata of the premium paid hereunder as respects the fraction of the limit reinstated and 100% of the annual premium regardless of the unexpired term of this Agreement. Nevertheless, the Reinsurer’s liability hereunder shall never exceed $2,375,000 (being 95% of $2,500,000) with respect to each loss occurrence, nor $4,750,000 (being 95% of $5,000,000) with respect to all loss occurrences during the term of this Agreement.
C. lf, at the time of a loss claim hereunder, the adjusted premium is unknown, the calculation for reinstatement premium shall be based upon the deposit premium, subject to adjustment when the adjusted premium is established in accordance with paragraph C. of Section 2 — Premium hereinabove.
DATED: January 7, 2008
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EXHIBIT C
LEBANON MUTUAL INSURANCE COMPANY
THIRD PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
Section 1
LIMIT AND RETENTION
A. The Company shall retain the first $5,000,000 of ultimate net loss, each loss occurrence. The Reinsurer shall indemnify the Company for 95% of the amount by which the ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $1,425,000 (being 95% of $1,500,000) ultimate net loss, each loss occurrence.
B. It is warranted that the Company shall retain net and unreinsured in any way, the remaining 5% of excess ultimate net loss, each loss occurrence.
Section 2
PREMIUM
A. The premium for this Agreement shall be calculated at a rate of 0.71% of the Gross Net Written Premium income accounted for by the Company during the term of this Agreement on all business the subject matter of this Agreement, subject to a minimum premium of $41,000.
B. An annual deposit premium of $45,000 shall be paid to the Reinsurer by the Company in equal quarterly installments of $11,250 payable on January 1, April 1, July 1 and October 1, 2008.
C. Within 60 days after December 31, 2008, the Company shall render to the Reinsurer a statement of adjusted premium due hereon, calculated as provided in paragraph A. above, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.
D. The term “Gross Net Written Premium Income” shall mean the Company’s gross written premiums less return premiums and less premiums paid for reinsurance, if any, which inures to the benefit of the Reinsurer under this Agreement.
E. 90% of the Company’s premiums under indivisible Farmowners Multiple Peril policies, 70% for Businessowners policies and 90% of the Company’s premiums under Homeowners Multiple Peril policies shall be allocated to the perils covered under this Agreement.

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Section 3
REINSTATEMENT
A. In the event of the whole or any portion of the liability under this Agreement being exhausted by loss, the amount so exhausted shall be automatically reinstated from the time of the occurrence of the loss.
B. For each amount so reinstated, the Company agrees to pay an additional premium calculated at pro rata of the premium paid hereunder as respects the fraction of the limit reinstated and 100% of the annual premium regardless of the unexpired term of this Agreement. Nevertheless, the Reinsurer’s liability hereunder shall never exceed $1,425,000 (being 95% of $1,500,000) with respect to each loss occurrence, nor $2,850,000 (being 95% of $3,000,000) with respect to all loss occurrences during the term of this Agreement.
C. lf, at the time of a loss claim hereunder, the adjusted premium is unknown, the calculation for reinstatement premium shall be based upon the deposit premium, subject to adjustment when the adjusted premium is established in accordance with paragraph C. of Section 2 — Premium hereinabove.
DATED: January 7, 2008
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NUCLEAR INCIDENT EXCLUSION CLAUSE—PHYSICAL DAMAGE—REINSURANCE—NO. 2
     (1) This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.
     (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.
     (3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:
(a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or
(b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.
     (4) Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.
     (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.
     (6) The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

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     (7) Reassured to be sole judge of what constitutes:
(a) substantial quantities, and
(b) the extent of installation, plant or site.
Note.—Without in any way restricting the operation of paragraph (I) hereof, it is understood and agreed that:
(a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

(b) With respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
12/12/57 — 014:00034

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No. 1650-0067
POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE
SECTION A
Excluding:
(a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.
(b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.
SECTION B
It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:
Industrial Risk Insurers; Associated Factory Mutuals; Improved Risk Mutuals.
Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petrochemical Plants and/or Oil or Gas Drilling Rigs.
United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters.
Section B does not apply:
(a) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.
(b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.
(c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).
(d) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this subsection (d) only.
SECTION C
NEVERTHELESS the Reinsurers specifically agree that liability accruing to the Company from its participation in
(1)	The following so-called “Coastal Pools”
ALABAMA INSURANCE UNDERWRITING ASSOCIATION
FLORIDA WINDSTORM UNDERWRITING ASSOCIATION
LOUISIANA INSURANCE UNDERWRITING ASSOCIATION
MISSISSIPPI INSURANCE UNDERWRITING ASSOCIATION
NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION SOUTH CAROLINA WINDSTORM AND HAIL
UNDERWRITING ASSOCIATION
TEXAS CATASTROPHE PROPERTY INSURANCE ASSOCIATION

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No. 1650-0067
and
     (2) All “Fair Plan” Business,
for all perils otherwise protected hereunder shall not be excluded, except that this reinsurance does not include any increase in such liability resulting from:
(i) The inability of any other participant in such “Coastal Pool” or “Fair Plan” to meet its liability.
(ii) Any claim against such “Coastal Pool” or “Fair Plan,” or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf or any insolvency fund (as defined in the Insolvency Funds Exclusion Clause incorporated in this Contract).
NOTES: Wherever used-therein the terms:
“Company” shall be understood to mean “Company,” “Reinsured,” “Reassured” or whatever other term is used in the attached reinsurance contract to designate the reinsured company or companies.
“Agreement” shall be understood to mean “Agreement,” “Contract,” “Policy” or whatever other term is used to designate the attached reinsurance document.
“Reinsurers” shall be understood to mean “Reinsurers,”
“Underwriters” or whatever other term is used in the attached reinsurance contract to designate the reinsurer or reinsurers.

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No. 1650-0067
INSOLVENCY FUND EXCLUSION
It is agreed that this Contract excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

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